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                                                                   Exhibit 23.2

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of New ASAT (Finance) Limited, ASAT Holdings Limited, ASAT Limited and Timerson Limited and on Form S-4 of ASAT, Inc. respectively of our report dated May 25, 2004 relating to the consolidated financial statements of ASAT Holdings Limited, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers
Hong Kong
July 22, 2004